                                                                  EXHIBIT 10.12

                                 LOAN AGREEMENT
                                     (BELL)

    This Loan Agreement (the "Agreement") is entered into between CIGNA Dental Health Inc., a Florida corporation (the "Lender") and Nathan Bell D.D.S., P.A., a North Carolina professional association (the "Borrower"), as of August 25, 1995.

                                    RECITALS

    WHEREAS, Borrower wishes to (a) borrow certain sums from Lender (the "Loan") in connection with the start-up of five new dental facilities at the locations in North Carolina as set forth on Schedule I hereto (collectively, the "Dental Facilities"), (b) enter into an agreement with Nanston-North Carolina, Inc. ("Nanston") under which Nanston will provide office and consulting services at the Dental Facilities (the "Bell/Nanston Agreement?) and (c) lease the Dental Facilities from Nanston under separate leases (the "Bell/Nanston Leases");

    WHEREAS, Nanston wishes to obtain financing for constructing and furnishing the Dental Facilities which it has leased under separate leases (the "Nanston Leases") and Lender is willing to lend to Nanston for such purposes (the "Nanston Loan"), so that, together with the Loan, Borrower is able to provide dental services to, among others, Lender's DHMO members pursuant to Borrower's agreement with Lender (the "Provider Agreement"); and

    WHEREAS, Borrower wishes to borrow certain sums to fund initial working capital requirements associated with the start-up of the Dental Facilities and Lender is willing to lend to Borrower for such purpose.

                                   AGREEMENT

    1(a). SUBJECT LOAN. Subject to all the terms and conditions of this Agreement, Lender agrees from time to time, during a three-year period beginning on the date that the First Dental Facility begins operations, to make working capital advances to Borrower (the "Operating Advances") up to the aggregate amount of $3,300,000 and from the date of this Agreement until the date sixty
(60) days after the opening of the last Dental Facility, to make start-up advances (the "Start-up Advances") up to $425,000 (the "Operating Advances and the Start-up Advances collectively the "Advances"), all subject to the restrictions and requirements in Section 2. The Loan shall be evidenced by a note in the form of Exhibit A to this Agreement (the "Note").

    1(b). PURPOSE OF LOAN. The Operating Advances shall be made to assist Borrower in paying its monthly bills, and the Operating Advances are not intended as guaranteed payments. The Start-up Advances shall be made to assist Borrower with the start-up costs of the Dental Facilities, including training, travel, recruitment of office and professional personnel, and similar expenses incurred in connection with the preparation of each Dental Facility for the practice of dentistry.


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    2. THE ADVANCES. Lender shall make Advances to Borrower as follows:

       (a) THE START-UP ADVANCES. During the period commencing with the execution of this Agreement and ending on the date two months after the opening of the last Dental Facility, Lender shall make available to Borrower up to an aggregate of $425,000 in Start-up Advances. The Start-up Advances shall be made from time to time during such period upon the written request of Borrower, setting forth therein the uses to which such amounts shall be put.

       (b) The Operating Advances.

           (i) The Initial Operating Advances. The Lender shall, with respect to each Dental Facility, advance to the Borrower the sum of $30,000 (the "Initial Operating Advance") upon receipt from Borrower of notice that such Dental Facility has commenced operation. The aggregate of all Initial Operating Advances shall not exceed $150,000.

           (ii) THE ADDITIONAL OPERATING ADVANCES. Commencing with the second month of operation, the first Dental Facility to become operational, Borrower shall deliver to Lender a cash flow statement reflecting the total cash received at all Dental Facilities since commencement of operation(including any Operating Advances) and the total cash expenses incurred by all Dental Facilities during such period in connection with the practice of dentistry and any reasonable fee for office and consulting services charged by Nanston as provided for in Schedule 2. To the extent that any cash flow statement reflects a cumulative negative amount (the "Operating Deficit"), Lender shall, subject to the provisions of the paragraph 2 hereof, make an Additional Operating Advance to the Borrower in an amount equal to the lesser of (a) the Operating Deficit, or (b) the Maximum Additional Operating Advance for such month. The Maximum Additional Operating Advance for any month shall be defined as the number of Dental Facilities which have been operating between two and six months times $30,000, plus the number of Dental Facilities which have been operating more than six months but less than twelve months times $20,000, plus the number of Dental Facilities which have been operating twelve months or more but less than thirty-six months times $15,000.

    2.1 PREREQUISITE TO ADVANCES. Before Lender shall have any obligation to make any Advances hereunder, the following shall have been validly entered into and, if Lender is not a party, approved by lender in its sole discretion: (i) the Provider Agreement; (ii) the

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Bell/Nanston Agreement; (iii) the Nanston Loan; (iv) the Nanston leases; and
(v) the Bell Leases as to each Dental Facility for which any Advance is requested.

    2.2 OBLIGATION TO MAKE ADVANCES. Lender shall have not obligation to make any advance to Borrower if at the time of such request: (i) the aggregate unpaid principal amount of all Advances made pursuant to this Agreement after any such Advance exceeds $3,725,000; (ii) an Event of Default exists under this Agreement; or (iii) Borrower has not submitted the necessary financial statements to Lender.

    2.3 REQUESTS FOR ADDITIONAL OPERATING ADVANCES. In order to receive an Additional Operating Advance, Borrower must submit a cumulative cash flow statement to Lender from the date of opening for each Dental Facility and a cumulative consolidated cash flow statement for al Dental Facilities with a request for the Additional Operating Advance. Lender will review each request and within fifteen (15) days make an Additional Operating Advance in the amount equal to the lesser of (a) the Operating Deficit or (b) the Maximum Additional Operating Advance.

    2.4 RECORD OF ADVANCES. The amount of all Advances and all principal payments o the Note, the dates on which such advances and payments were made, and the unpaid principal balance shall be recorded by the Lender from time to time in the Lender's books and records, which books and records shall constitute PRIMA FACIE evidence. absent manifest error, of the accuracy of the information recorded; PROVIDED; HOWEVER, that inadvertent failure by the Lender to make any such entry shall not affect the obligations of Borrower or Lender under this Agreement.

    3. PRINCIPAL REPAYMENTS. The entire principal amount loaned by Lender to Borrower hereunder is due and payable., not later than January 1, 2003, regardless of when the principal amount is advanced hereunder. Borrower shall have the right at any time to prepay all or any part f the principal of the Loan without penalty or premium. PROVIDED, HOWEVER, for any calendar year in which there is a positive cash flow for all Dental Facilities on a consolidated basis, fifty percent (50%) of such amount shall be paid to Lender, within 30 days of the end of such calendar year, and shall be applied to the outstanding principal and interest on the Loan in inverse order of the maturity of the installments.

    On January , 1999, the outstanding principal and accrued interest shall be amortized over forty-eight (48) installments, with the first such payment due on January 1, 1999.

    4. INTEREST RATE AND PAYMENT. All advances under this Agreement shall bear interest from the date of the Advance by the Lender to the Borrower at a fixed effective rate of interest which is equal to the Prime Rate (as defined below) plus 2.5%. For purposes of this Agreement,

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the term "Prime Rate" shall mean the  highest prime rate published in the
"Money Rates" listing in any edition of the Wall Street Journal on the day of the initial advance under the Loan.

    5. SECURITY. As security for the Loan, Borrower hereby assigns to Lender for Lender's benefit and grants to Lender for Lender's benefit a lien on and a security interest in all of the collateral described in the Security Agreement attached as Exhibit B (collectively, the "Collateral"). The security interests granted hereby secure the payment of all obligations of Borrower under this Agreement, now or hereafter existing under any provision of this Agreement.

    6. AFFIRMATIVE COVENANTS. So long as any obligation hereunder shall remain unpaid or unperformed, Borrower will, unless Lender shall otherwise consent in writing:

       6.1. PRESERVATION OF CORPORATE EXISTENCE. Preserve and maintain its existence as a professional association.

       6.2. COMPLIANCE WITH LAWS, ETC. Comply with all present and future applicable laws, rules, regulations, orders and requirements (including, without limitation, all applicable licenses, certifications and registrations necessary to practice dentistry in the State of North Carolina) of every duly constituted governmental or quasi-governmental authority or agency applicable to Borrower.

       6.3. INSPECTION AND VISITATION RIGHTS. At any reasonable time during normal business hours and from time to time, permit Lender or any administrative agents or representatives thereof to examine and make copies of and abstracts from the records and books of account of, and visit the properties of Borrower and to discuss the affairs, finances and accounts of Borrower with any of their officers or directors and with their independent certified public accountants and authorize and direct such accountants to disclose any and all financial statements and other information of any kind that they may have with respect to Borrower.

      6.4. KEEPING OF BOOKS. Keep proper books of record and account, in which full and correct entries shall be made of all financial transactions and the assets and business of Borrower in accordance with generally accepted accounting principles consistently applied.

      6.5. MAINTENANCE OF INSURANCE. Maintain insurance with responsible and reputable insurance companies or associations in such amounts and covering such risks as is usually carried by professional associations in such amounts and covering such risks as is usually carried by professional associations engaged in similar businesses and owning similar properties in the same general areas in which Borrower operates. In addition, Borrower shall cause the Dental Facilities to purchase and maintain professional liability insurance coverage with an insurance company acceptable to the Lender.

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      6.6 MAINTENANCE OF PROPERTIES, ETC. Maintain and preserve all of its properties with respect to which failure to so maintain and preserve would have a material adverse effect on the condition (financial or otherwise), business or operations of Borrower or on the value or utility to Borrower of any property, in good working order and condition, ordinary wear and tear excepted.

      6.7. SOLVENCY. Continue to be Solvent.

    7. NEGATIVE COVENANTS. So long as any obligation hereunder shall remain outstanding, Borrower will not, without the prior written consent of Lender:

       7.1. LIENS, ETC. Create or suffer to exist any lien, security interest or other charge or encumbrance (including the lien or retained security title of a conditional vendor) of any kind or any other type of preferential arrangement, upon or with respect to any of its assets or properties of any character (including, without limitation, accounts), whether now owned by hereafter acquired, or assign, any right to receive income (other than for collection purposes), or sign or file under the Uniform Commercial Code or any comparable statute of any jurisdiction a financing statement which names Borrower as debtor, or sign any security agreement authorizing any secured party thereunder to file such financing statement.

       7.2. DEBT. Create or suffer to exist any debt other than (i) debt under this Agreement, (ii) existing debt and refundings or refinancings of such existing debt on terms and conditions no less favorable to Borrower than those of such existing debt, or (iii) debt of Borrower resulting from trade payables or other obligations, or guaranties by Borrower of such trade payables or such other obligations, incurred in the ordinary course of business and accounted for as current accounts payable.

       7.3. LEASE OBLIGATIONS. Create or suffer to exist, any obligations for the payment of rental for any property under leases or agreements to lease, except for such obligations of Borrower created in the ordinary course of business.

       7.4. CHANGE IN BUSINESS. Make any material change in the nature or conduct of its business as carried on at the date hereof.

       7.5. SALES, ETC. OF ASSETS. Sell, lease, transfer or otherwise dispose of any assets (whether in one transaction or in a series of transactions), except for sales of assets no longer useful in the conduct of Borrower's business.

       7.6. PREPAYMENTS OF DEBT. Prepay, redeem, defease (whether actually or in substance) or purchase in any manner (or deposit or set aside funds for the purpose of any of the foregoing), make any payment in respect of principal of, or make any payment in respect of

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interest on, any debt of Borrower except for (i) regularly scheduled payments of principal or interest required in accordance with the terms of the instruments governing such debt and (ii) payments with respect to obligation under this Agreement.

    8. WARRANTIES. Borrower represent and warrant as follows:

       8.1. EXISTENCE. Borrower is a duly organized and validly existing professional association in good standing and is duly qualified to transact business in each state or other jurisdiction in which it owns or leases any real property or in which the nature of the business conducted makes such qualification necessary or, if not so qualified, such failure to qualify will have no material adverse effect upon Borrower's financial condition and their ability to transact business.

       8.2. GOVERNMENTAL RESTRICTIONS. No registration with or approval of any governmental agency of any kind is required on the part of Borrowers for the due execution and delivery or for the enforceability of this Agreement or any related writing other than the filing or recording of documents with public officials, the noting of title certificates and similar acts and things related to the perfection of the security interests and other liens referred to in section 5.

       8.3. AUTHORITY. Borrower has requisite power and authority to enter into this Agreement and to obtain and secure the subject loan in accordance with this Agreement. The individual executing and delivering this Agreement on behalf of Borrower has been duly authorized to do so and to execute and deliver a subject note and other related writings in accordance with the Agreement. Upon the execution and delivery thereof, this Agreement and the aforesaid related writings will each become a valid and binding obligation enforceable against Borrower according to their respective tenors subject, however, to any applicable insolvency or bankruptcy law of general applicability and general principles of equity.

       8.4. LITIGATION. No litigation or proceeding is pending against Borrower before any court, administrative agency or arbitrator which might, if successful, have a material adverse effect on Borrower.

       8.5. TAXES. Borrower has filed all federal, state and local tax returns which are required to be filed by it and paid all taxes due as shown thereon. The Internal Revenue Service has not alleged any material default by Borrower in the payment of any tax material in amount or threatened to make any assessment.

       8.6. LAWFUL OPERATIONS. Borrower's operations have at all relevant times been and continue to be in material compliance with all requirements imposed by law, whether federal, state or local, whether statutory, regulatory or other, including (without limitation)

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ERISA, all environmental laws, and occupational safety and health laws and all zoning ordinances.

       8.7. INSURANCE. Borrower's insurance coverage complies with the standards set forth in subsection 6.5 and those set forth in the Security Agreement.

       8.8. DEFAULTS. No default under this Agreement exists, nor will any exist immediately after the execution and delivery of this Agreement.

       8.9. NO JOINT VENTURE. Neither party intends by entering into this Agreement to create an employment or agency relationship or a joint venture or partnership with the other party. It is agreed that each party in performing its obligations under this Agreement, acts as an independent contractor.

    9. EVENTS OF DEFAULT. Each of the following shall constitute an Event of Default hereunder:

       9.1. PAYMENTS. If any principal or interest due hereunder remains unpaid for more than fifteen (15) days after notice is given by Lender to Borrower of such nonpayment.

       9.2. WARRANTIES. If any representation, warranty or statement made in this Agreement or in any related writing referred to in section 8 shall be false or erroneous in any respect; or if any representation, warranty or statement hereafter made by or on behalf of Borrowers in any related writing shall be false or erroneous in any material respect.

       9.3. RELATED AGREEMENTS. If there is any default in (a) the Nanston Loan, (b) the Bell/Nanston Agreement, (c) the Provider Agreement, (d) the Nanston Leases, or (e) the Bell Nanston Leases.

       9.4. BORROWER'S SOLVENCY. If (a) Borrower shall discontinue operations, or (b) Borrower shall commence any insolvency action of any kind or admit (by answer, default or otherwise) the material allegations of, or consent to any relief requested in, any insolvency action of any kind commenced against Borrower by their creditors or any thereof, or (c) any creditor or creditors shall commence against Borrower any insolvency action of any kind which shall remain in effect (neither dismissed nor stayed) for thirty (30) consecutive days.

       9.5. EFFECTS OF DEFAULT. Not withstanding any contrary provision or inference in this Agreement or in any related writing:

            9.5.1. OPTIONAL DEFAULTS. If any event of default referred to in subsections 9.1 through 9.3, shall occur and be continuing, Lender shall have the right in its discretion, by giving written notice to Borrower, to accelerate the maturity of all of Borrower's

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debt to Lender (other than debt, if any, already due and payable), and all such debt shall thereupon become and thereafter be immediately due and payable in full without any presentment or demand and without any further or other notice of any kind, all of which are hereby waived by Borrower.

            9.5.2. AUTOMATIC DEFAULTS. If any event of default referred to in subsection 9.4 shall occur, all of Borrower's debt to Lender (other than debt, if any, already due and payable) shall thereupon become and there after be immediately due and payable in full, all without any presentment, demand or notice of any kind, which are hereby waived by Borrower. Borrower is responsible for any outstanding debt or deficiency upon liquidation of the Collateral or assignment of Borrower's obligations under the Provider Agreement.

            9.5.3. DEFAULT UNDER PROVIDER AGREEMENT. If any event of default referred to in subsection 9.3(e) shall occur, Lender may (a) accelerate the maturity of all of Borrower's debt to Lender, and all such debt shall thereupon become and thereafter be immediately due and payable in full, all without presentment, demand or notice of any kind all of which are hereby waived by Borrower, or (b) assign the Loan to a new provider and proceed against Borrower for any deficiency or (c) proceed against the Collateral and collect any deficiency from the Borrower.

            9.5.4. CAPITATION PAYMENTS/CURE OF DEFAULT. If Borrower does not cure any default, to Lender's sole satisfaction, within thirty days after such default occurs, Lender shall have the right to apply any capitation payments or other amounts due to Borrower from Borrower to amounts due hereunder.

    10. MISCELLANEOUS.

        10.1. BINDING EFFECT. This Agreement shall become effective when executed by Borrower and Lender and thereafter shall be binding upon and inure to the benefit of Borrower and Lender and their respective successors and assigns, except that Borrower shall not have the right to assign its rights hereunder or any interest herein without the prior written consent of Lender.

        10.2. SUCCESSORS AND ASSIGNS. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and assigns of such party. All covenants, promises and agreements by or on behalf of Borrower or Lender that are contained in this Agreement shall bind and inure to the benefit of their respective successors and assigns. Borrower may not assign or transfer any of its rights or obligations hereunder without the prior written consent of Lender.

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        10.3. HEADINGS. Section headings in this Agreement are included for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

        10.4. SEVERABILITY OF PROVISIONS. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

        10.5. GOVERNING LAW. This Agreement shall be governed by, and construed in accordance with, the laws of the State of North Carolina.

        10.6. EXECUTION IN COUNTERPARTS. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same Agreement.

        10.7. WAIVER OF JURY TRIAL. The parties acknowledge and agree that any controversy that may arise under this Agreement and the related writings would involve difficult and complex issues and therefore agree that any lawsuit growing out of or incidental to any such controversy will be tried in a court of competent jurisdiction by a judge sitting without a jury.

        10.8. LATE CHARGE: APPLICATION OF PAYMENTS. if Borrower fails to pay any amount due hereunder, or any fee in connection herewith, in full within fifteen (15) days after its due date, Borrower will, in each case, incur and shall pay a late charge equal to the greater of twenty dollars ($20.00) or five percent (5%) of the installment due. The payment of the late charge will not cure or constitute a cure or waiver of any event of default under this Agreement. Except as otherwise agreed in writing, payments will be applied first to accrued but unpaid interest and fees, in the order of their respective due dates, until paid in full, then to late charges, and then to principal.

        10.9. WAIVERS. Lender may from time to time in its discretion grant borrowers waivers and consents in respect of this Agreement or any related writing or assent to amendments thereof, but no such waiver or consent shall be binding on the Lender unless specifically granted by the Lender in writing, which writing shall be strictly construed. Borrower agrees that no course of dealing in respect of, nor any omission or delay in the exercise of, any right, power or privilege by Lender shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any further or other exercise thereof or of any other, as each right, power or privilege may be exercised either independently or concurrently with others as often and in such order as Lender may deem expedient.

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        10.10. NOTICES. All notices, consents, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given or delivered. If delivered personally, telexed with receipt acknowledged, mailed by certified or registered mail return receipt requested, sent by facsimile with confirmation of receipt or delivered by a recognized commercial courier addressed as follows:

     If to the Borrower:

        Nathan Bell D.D.S., P.A.
        200 Keisler Dr.
        Suite C
        Cary, N.C. 27511-0000

     If to the Lender:

        CIGNA Dental Health Inc.
        300 N.W. 82nd Ave.
        Suite 700
        Plantation, Florida
        Attention: CFO

     or to such other address as any party may have furnished in writing to the other party.

        10.11. ENTIRE AGREEMENT. This Agreement constitutes the entire Agreement of the parties regarding the subject matter thereof and supersedes any and all prior understandings, proposals, offers, negotiations or agreement on the subject matter hereof. No amendment of this Agreement shall be valid, unless contained in writing which refers to this Agreement and is signed by an authorized representative of each party.

        10.12. NO THIRD-PARTY BENEFITS. This Agreement is not intended to and shall not confer any benefits on any third party and may not be relied on by any third party with regard to any dealings with Borrower, Nanston, or any other person.

        10.13. It is the intent of the parties that Lender and Borrower shall use their best efforts, together with Nanston, to obtain financing from a third party to pay the Loan and the Nanston Loan in full as soon as possible after the date of this Agreement. Lender makes no representation or warranties to Borrower regarding the terms that may be obtained for any third-party loan.

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    IN WITNESS WHEREOF, the Lender and the Borrower have caused this Agreement to be duly executed as of the date first set forth above.



LENDER:

CIGNA DENTAL HEALTH INC.




By:  /s/ Zayra Calderon
   --------------------------------------------
   (Name)
   Type Name:        Zayra Calderon
             ----------------------------------
Its: CFO



BORROWER'.

NATHAN BELL D.D.S., P.A.




By:  /s/ Nathan Bell
   -------------------------------------------
   (Name)
   Type Name:    Nathan Bell D.D.S., P.A.
             ---------------------------------

Its: President




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